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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) for the registration of $1,000,000,000 of common stock and preferred stock of the companies and to the incorporation by reference therein of our reports (a) dated January 31, 1997 (except for Note 14, as to which the date is March 18, 1997) with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc. included in its 1996 Annual Report on Form 10-K and included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997; (b) dated February 16, 1996, with respect to the Combined Financial Statements of the Initial Hotels (which is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports on Certain of the Initial Hotels and Troy Hotel Investors) included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K; (c) dated March 5, 1996, with respect to the Financial Statements of Buckhead Hospitality Joint Venture included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (d) dated March 1, 1996 (except for Note 7, as to which the date is April 2, 1996) with respect to the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (e) dated February 28, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Plaza Park Suites Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (f) dated February 26, 1996 (except for Note 5, as to which the date is April 2, 1996) with respect to the Statement of Direct Revenue and Direct Operating Expenses of Rooseevelt Hotel included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated April 2, 1996, as amended; (g) dated April 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of Marriott WindWatch Hotel for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; (h) dated August 30, 1996 with respect to the Financial Statements of Concord O'Hare Limited Partnership for the year ended December 29, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; (i) dated September 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995 included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated December 5, 1996; and (j) dated January 23, 1997 (except for Note 8, as to which the date is September 30, 1997) with respect to the Consolidated Financial Statements of GAH-II, L.P. for the years ended December 31, 1996 and 1995, included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997, as amended, all filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
February 9, 1998